Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-171126, 333-140317, and 33-52551) and Form S-8 (No. 333-08311, 333-38649, 333-74567, 333-77903, 333-88925, 333-89294, 333-126988, 333-117630, and 333-169564) of Brown-Forman Corporation of our report dated June 27, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Louisville, Kentucky

June 27, 2012